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                                                                    Exhibit 23.1


                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of HomeSeekers.com, Incorporated for the registration of 2,758,172 shares of its common stock and to the incorporation by reference therein of our report dated September 11, 2000, with respect to the consolidated financial statements of HomeSeekers.com, Incorporated included in its Annual Report (Form 10-KSB and Form 10-KSB/A (Amendment No. 1)) for the year ended June 30, 2000 filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP


Reno, Nevada
December 5, 2000